SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 18, 1996

                       Reorganized Consumat Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Virginia
                 (State or other jurisdiction of incorporation)


        0-9253                                   54-0720128
(Commission file number)             (IRS Employer Identification No.)


    8407 Erle Road, Mechanicsville, Virginia              23111
                      and
    Post Office Box 9379, Richmond, Virginia              23227
   (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (804) 746-4120



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Item 4.  Change in Registrant's Certifying Accountant


         On October 18, 1996 the Registrant selected KPMG Peat Marwick LLP ("Peat Marwick") to serve as independent public accountants for fiscal 1996 and, accordingly, dismissed Parham, P.C., its former independent accountants("Parham"). The decision to engage Peat Marwick and dismiss Parham was approved by the Board of Directors of the Registrant on October 18, 1996.

         Parham's reports on the Registrant's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the previous fiscal year did include an explanatory paragraph related to the implementation of fresh start accounting as a result of the Registrant's emergence from Chapter 11 for periods subsequent to March 12, 1996.

         During the two most recent fiscal years and through October 18, 1996, there was no disagreement with Parham regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Parham, would have caused Parham to make reference thereto in its reports.

         The Registrant has requested that Parham furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 25, 1996, is filed as Exhibit 16(a) to this Current Report on Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

( c )             Exhibits:

 16(a)   Letter from Parham, P.C.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      REORGANIZED CONSUMAT SYSTEMS, INC.
                                                 (Registrant)


                                              /s/ Robert L. Massey
Date:  October 25, 1996                       -----------------------------
                                              Robert L. Massey
                                              Chief Executive Officer

                                              /s/ Mark E. Hills
Date:  October 25, 1996                       -----------------------------
                                              Mark E. Hills
                                              Chief Accounting Officer